INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 11, 2004, relating to the consolidated financial statements of Universal Flirts, Corp.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Boca Raton, Florida
October 19, 2004